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                                                                   Exhibit 15.9


                                                             Arthur Andersen S/C
                                          Praia de Botafogo 300 7 (degree) andar
                                                     22250 040 Rio de Janeiro RI
                                                                www.andersen.com


February 25, 2002
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Commissioners:


We are aware that our report dated October 19, 2001 on our review of interim financial information of Companhia Italo-Brasileira De Pelotizacao-ITABRASCO, translated into US Dollars, as of September 30, 2001 and 2000, and for the nine-month period then ended, prepared in conformity with generally accepted principles in the United States, is included in the Amendment no. 1 to the Registration Statement on Form F-3 filed on February 5, 2002, as amended, by Companhia Vale do Rio Doce (Registration No. 333-82136).


Yours very truly,


/s/ ARTHUR ANDERSEN S/C
ARTHUR ANDERSEN S/C


Rio de Janeiro, Brazil,
February 25, 2002